Business is Back

TrueCar Auto Retail Update May 2020



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Vehicle demand returned in May and continues to rise in June

Monthly Prospects Per Dealer: % Difference Year-Over-Year



March
-41%
April
-23%
May
2%
June 1-15
19%

Sales were still recovering in May, but better than anticipated

May Sales Per Dealer: % Difference Year-Over-Year vs. Industry Forecasts*



SOLD

44%

Better Than Industry Forecasts*

Car buyers are purchasing at a faster pace

Average Days From Prospect To Sale

January	February	March	April	May
9.7	10.1	10.7	10.2	9.0



For more info visit **truecar.com/dealer**

Sources: TrueCar Website Insights (Mar-June 2020), TrueCar Sales Data (Jan-May 2020) and Industry forecasts (May 2020)
* Note: Industry forecast benchmark is based on an average of several industry forecasts.

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